Exhibit 10.8

TERMINATION OF SHARE TRANSFER AGREEMENT

This Termination of Share Transfer Agreement (this “Agreement”) is made as of February 22, 2018 (the “Effective Date”), by and between Beijing Jinxuan Investment Co., Ltd, an entity incorporated pursuant to PRC laws (the “Company”), Liulin Junhao Coking Coal Trading Co., Ltd, an entity incorporated pursuant to PRC laws (the “Purchaser”), and Feiyue Mao, owner of 99% of the issued and outstanding equity interests in the Company (the “Seller”). The Purchaser, the Company and the Seller are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the Parties are parties to that certain Share Transfer Agreement, dated as of September 14, 2017 (the “Share Transfer Agreement”);

WHEREAS, the Purchaser has paid the Seller a deposit of RMB5 million on August 15, 2017 (the “Deposit”), pursuant to Section 2.2 of the Share Transfer Agreement, and

WHEREAS, the Parties have mutually agreed to terminate the Share Transfer Agreement pursuant to the terms thereof and this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants and representations set forth below, the Parties agree as follows (all capitalized terms, unless otherwise defined, shall have the meanings ascribed to such terms in the Share Transfer Agreement):

1. Termination. The Parties hereby agree to terminate the Share Transfer Agreement. Effective as of the Effective Date, the Share Transfer Agreement shall terminate and be of no further force and effect. Notwithstanding any provision of the Share Transfer Agreement to the contrary, neither Party shall have any further obligations thereunder or with respect thereto, except as specifically set forth herein. The Seller hereby agrees to return to the Purchaser the Deposit within two (2) months of the Effective Date.

2. Effect of Termination. Effective as of the Effective Date, none of the Parties (or their respective directors, officers, employees, directors, agents or other representatives) shall have any liability or obligation to the other Parties under the Share Transfer Agreement.

3. Due Authorization. Each Party hereby represents and warrants that the signature to this Agreement has been duly authorized by all necessary action on its part and that the person executing this Agreement on each Party’s behalf has the authority to execute the same and to bind such Party to the terms and conditions of this Agreement.

4. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

6. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

7. Governing Law; Jurisdiction. The execution, validity, interpretation, performance and disputes of the Agreement shall be governed by PRC laws and regulations. Any dispute arising from or in connection with the Agreement shall be settled by the Parties through friendly consultations. In case that no settlement can be reached, such dispute shall be submitted to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in accordance with the CIETACs arbitration rules in effect at the time of applying for arbitration. The seat of arbitration is Beijing. The arbitral award is final and binding upon the Parties.

8. Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

9. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including the Share Transfer Agreement. This Agreement shall not be assigned by a Party (whether pursuant to a merger, by operation of law or otherwise) without the written consent of all the other Parties.

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

Beijing Jinxuan Investment Co., Ltd		Liulin Junhao Coking Coal Trading Co., Ltd

By:	/s/ Lafu Ma	By:	/s/ Xianngyang Guo
Name:	Lafu Ma	Name:	Xianngyang Guo
Title:	Legal Representative	Title:	CEO

Feiyue Mao

By:	/s/ Feiyue Mao